UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2022

TPCO Holding Corp.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	0-56348	98-1566338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Leigh Avenue, San Jose, California	95125
(Address of principal executive offices)	(Zip Code)

(669) 279-5390

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2022, TPCO Holding Corp. (the “Company”) held its 2022 Annual General and Special Meeting of Shareholders (the “Meeting”). At the Meeting, the Company’s shareholders approved, among other things, a Special Resolution to adopt the Amended and Restated TPCO Holding Corp. Equity Incentive Plan (the “Plan”) as described in the Company’s definitive proxy statement (the “Proxy Statement”) for the Meeting filed with the Securities and Exchange Commission on May 2, 2022 (the “Equity Incentive Plan Proposal”).

A more detailed description of the Plan is set forth in Proxy Statement under the heading “PROPOSAL 2 - THE EQUITY INCENTIVE PLAN PROPOSAL,” which description is incorporated herein by reference. The description of the Plan is qualified in its entirety by reference to the Plan, which is attached to the Proxy Statement as Appendix A and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A total of 100,759,427 common shares were entitled to vote as of April 29, 2022, the record date for the Meeting. There were 41,364,500 common shares represented at the Meeting, at which the shareholders were asked to vote on four proposals, each of which is described in more detail in the Proxy Statement. Set forth below are the matters acted upon by the shareholders, and the final voting results of each such proposal.

Proposal No. 1: Director Election Proposal.

Votes regarding the election of the seven director nominees were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Michael Auerbach	28,079,958	1,859,839	11,408,664
Morgan Callagy	29,480,881	458,916	11,408,664
Mark Castaneda	29,349,532	590,265	11,408,664
Troy Datcher	29,649,497	290,300	11,408,664
Al Foreman	29,539,136	400,661	11,408,664
Leland Hensch	28,519,777	1,420,020	11,408,664
Daniel Neukomm	29,486,313	453,484	11,408,664

Based on the votes set forth above, the Company’s shareholders elected each of the seven nominees set forth above to serve as a director of the Company until the next annual meeting of shareholders of the Company or until the director’s successor is elected or appointed, unless such office is earlier vacated in accordance with the articles of the Company.

Proposal No. 2: Equity Incentive Plan Proposal

The proposal to approve the Equity Incentive Plan Proposal, by the majority of votes cast by ballot on the proposal, excluding votes in respect of common shares cast by shareholders that would receive, or be eligible to receive, a material benefit resulting from the adoption of the Equity Incentive Plan Proposal. The number of votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
16,649,213	1,558,571	310,487	11,408,664

Based on the votes set forth above, the Equity Incentive Plan Proposal was approved.

Proposal No. 3: Quorum Increase Proposal

The proposal to approve a Special Resolution amending the Company’s Articles to increase the quorum necessary for the transaction of business at a meeting of Shareholders from at least 25% to at least 33 1/3% of the issued shares entitled to be voted to at a meeting (the “Quorum Increase Proposal”), received the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
29,346,744	567,848	25,205	11,408,664

Based on the votes set forth above, the Quorum Increase Proposal was approved.

Proposal No. 4: Auditor Appointment Proposal.

The proposal to re-appoint MNP LLP (“MNP”), as the Company’s auditor and independent registered public accounting firm and to authorize the Company’s board of directors to fix MNP’s remuneration and terms of engagement (the “Auditor Appointment Proposal”), received the following votes:

Votes For	Votes Withheld	Broker Non-Votes
40,767,558	580,903	—

Based on the votes set forth above, the Auditor Appointment Proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPCO HOLDING CORP.

By:	/s/ Mike Batesole
Mike Batesole Chief Financial Officer

Date: June 24, 2022